Affirm Reports Fiscal Year 2022 First Quarter Results

Exceeds First Quarter Financial Outlook and Raises Outlook for Gross Merchandise Volume (GMV), Revenue, and Revenue Less Transaction Costs for Fiscal Year 2022

Expands Network by Increasing Active Merchants from 6,500 to 102,000 and Active Consumers by 124% to 8.7 million Year Over Year

Grows Year-Over-Year GMV by 84%, or 138% Excluding Largest Merchant

Expands Amazon Relationship to All Eligible U.S. Purchases; Affirm to be Embedded as Payment Option in Amazon Pay's Digital Wallet in the U.S.

SAN FRANCISCO – November 10, 2021 – Affirm Holdings, Inc. (NASDAQ: AFRM) (“Affirm” or the "Company”), the payment network that empowers consumers and helps merchants drive growth, today reported financial results for its fiscal 2022 first quarter ended September 30, 2021.

“Our strong quarter once again demonstrates the continued momentum across Affirm as more people embrace the transparency, flexibility and value our solutions provide,” said Max Levchin, Founder and CEO of Affirm. “Our unrivaled technology, industry-leading talent and the investments we are making are delivering results. Over the last year, we expanded our network by increasing the number of active merchants on our platform to over 100,000 and more than doubling the number of active consumers. These deep connections and our partnerships with merchants drove growth in GMV, frequency of engagement, and revenue.”

Levchin continued, “We are pleased with our performance and proud of the contributions of our nearly 2,000-strong Affirm team. At the same time, there is a lot more for us to build to achieve our objectives, and we are even more excited about the opportunities ahead. We remain focused on continuing to delight and grow both sides of our network by giving people even more reasons to choose Affirm with more products and in more markets.”
First Quarter of Fiscal Year 2022 Operating Highlights:
All comparisons are made versus the same period in fiscal year 2021 unless otherwise stated.

•Gross merchandise volume ("GMV") for the first quarter of fiscal 2022 was $2.7 billion, an increase of 84%, or 138% excluding the Company's largest merchant
•Active merchants increased from 6,500 to 102,000, with the substantial majority coming from the adoption of Shop Pay Installments by merchants on Shopify's platform
•Active consumers grew 124% to 8.7 million and increased by 1.6 million, or 22%, compared to the period ended June 30, 2021
•Transactions per active consumer increased 8% to 2.3 as of September 30, 2021
First Quarter of Fiscal Year 2022 Financial Highlights:1
All comparisons are made versus the same period in fiscal year 2021 unless otherwise stated.

•Total revenue was $269.4 million, a 55% increase, driven primarily by increases in interest income related to growth in loans held for investment, network revenue driven by GMV growth, and gains on sales of loans

•Total revenue less transaction costs1 was $112.1 million, compared to $55.3 million in the first quarter of fiscal 2021, primarily as a result of the strong revenue growth, as well as slower growth in transaction costs as we achieved scale efficiencies. In the period, provision for credit losses increased by $34.7 million from the first quarter of fiscal 2021. This increase was driven by a release of excess loan allowance in the prior year period and a more normal credit environment in the quarter ended September 30, 2021 compared to the prior year.
•Operating loss was $166.1 million compared to $33.3 million in the first quarter of fiscal 2021, and includes a $87.0 million increase in stock-based compensation following the Company's January 2021 initial public offering, as well as investments in product and engineering talent and marketing to deliver on the Company's growth opportunities.
•Adjusted operating loss for the first quarter of fiscal 2022 was $45.1 million, compared to the adjusted operating loss of $7.9 million reported in the first quarter of fiscal 2021
•Net loss for the first quarter of fiscal 2022 was $306.6 million compared to $3.9 million in the first quarter of fiscal 2021, and includes the above-mentioned increase in stock-based compensation following the Company's IPO, as well as $141.6 million of additional expense recognized based on the change in fair value of the contingent consideration liability associated with the Company's acquisition of PayBright driven by increases in the value of its common stock
Recent Business Highlights
•Today, the Company announced that it has expanded its relationship with Amazon. Affirm will be generally available to support all eligible purchases of $50 or more on Amazon.com and the Amazon shopping app in the United States. Consumers will have the option to split the total cost of eligible purchases into monthly payments at checkout with no late or hidden fees, ever. As part of an amended agreement, Affirm will serve as Amazon's only third party, non credit card, buy now, pay later ("BNPL") option in the U.S. Until January 2023, Amazon will be subject to certain restrictions on providing other installment products in the U.S. by other BNPL providers. Affirm will also be integrated into Amazon Pay’s digital wallet in the U.S. In conjunction with the amended agreement, Amazon will receive multiple tranches of warrants to purchase shares of Affirm's Class A Common Stock, some of which are subject to satisfaction of certain performance obligations and vesting conditions. Additional details are included in a Form 8-K filing that will be available here
•On November 3, the Company announced the expansion of its successful partnership with Peloton to provide Affirm's 0% APR offering to consumers in Australia on Peloton's Bike and Bike+ over 12, 24, 39 or 43 months with no late or hidden fees
•Today, the Company successfully completed a $247 million securitization of its long-duration 0% APR point-of-sale installment loans, achieving the lowest credit spread in this program to date. Similar to the Company's most recent 0% APR point-of-sale installment securitization, this transaction qualifies for non-consolidated accounting treatment. This marks the Company's seventh overall asset-backed security transaction since launching the program in 2020
Michael Linford, CFO of Affirm, commented, “During the first quarter, we continued to scale our two-sided network, delivering robust top-line growth, strong unit economics and even greater capital efficiency. We are seeing traction across all products and verticals, and deepening our trusted relationships with merchants and consumers alike. As we continue to capitalize on our hyper growth
1 Information about Affirm's use of non-GAAP financial measures is provided under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" and "Use of Non-GAAP Financial Measures" below, and reconciliations of GAAP results to non-GAAP results are provided in the tables at the end of this press release.

phase, we are strongly positioning ourselves for the long-term by investing in our key competitive advantages in technology and talent.”
Financial Outlook
The following table summarizes Affirm's financial outlook for the fiscal second quarter and full year 2022 periods.

	Fiscal Q2 2022	Fiscal Year 2022
GMV	$3.55 to $3.65 billion	$13.13 to $13.38 billion
Revenue	$320 to $330 million	$1,225 to $1,250 million
Transaction Costs	$143 to $148 million	$645 to $655 million
Revenue Less Transaction Costs	$178 to $183 million	$580 to $595 million
Adjusted Operating Loss as a Percentage of Revenue[2]	(7) to (5) percent	(14) to (12) percent
Weighted Average Shares Outstanding	285 million	290 million

The Company's financial outlook for the fiscal second quarter and full year 2022 assumes the following:

•The Company's outlook does not include estimates of potential contributions to GMV, revenue, or transaction costs from its partnership with Amazon. However, certain technology and marketing expenses associated with the onboarding and ramping of the expanded Amazon partnership are included in the Company's outlook for adjusted operating margin for Fiscal Year 2022. Beginning with its fiscal third quarter, the Company plans to begin including estimates of the GMV, revenue, and transaction costs related to the Amazon partnership in its financial outlook
•The Company's outlook assumes no material impact to GMV, revenue, or transaction costs from the rollout of its Affirm Debit+ card or its recently announced partnership to enter the Australian market
Conference Call
Affirm will host a conference call and webcast to discuss first quarter fiscal year 2022 financial results on Wednesday, November 10, 2021, at 5:00 pm ET. Hosting the call will be Max Levchin, Founder and Chief Executive Officer, and Michael Linford, Chief Financial Officer. The conference call will be webcast live from the Company's investor relations website at https://investors.affirm.com/. A replay will be available on the investor relations website following the call.
2 A reconciliation of adjusted operating loss as a percentage of revenue to the comparable GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future.

Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators

	Three Months Ended September 30,
	2021	2020
	(in millions, except GMV and percent data) (unaudited)
GMV (in billions)	$2.7	$1.5
Total Revenue, net	$269.4	$174.0
Total Revenue as a % of GMV	9.9%	11.8%
Transaction Costs (Non-GAAP)	$157.3	$118.6
Transaction Costs as a % of GMV	5.8%	8.0%
Revenue Less Transaction Costs (Non-GAAP)	$112.1	$55.3
Revenue Less Transaction Costs as a % of GMV (Non-GAAP)	4.1%	3.7%
Operating Loss	$(166.1)	$(33.3)
Operating Margin	(61.6)%	(19.1)%
Adjusted Operating Loss (Non-GAAP)	$(45.1)	$(7.9)
Adjusted Operating Margin (Non-GAAP)	(16.7)%	(4.6)%
Net Loss	$(306.6)	$(3.9)

	September 30, 2021	June 30, 2021	September 30, 2020

Active Consumers (in millions)	8.7	7.1	3.9
Transactions per Active Consumer	2.3	2.3	2.2
Active Merchants (in thousands)	102.2	29.0	6.5
Total Platform Portfolio (Non-GAAP) (in billions)	$5.0	$4.7	$2.9
Equity Capital Required (Non-GAAP) (in millions)	$140.2	$178.1	$220.4
Equity Capital Required as a % of Total Platform Portfolio (Non-GAAP)	2.8%	3.8%	7.6%
Allowance for Credit Losses as a % of Loans Held for Investment	6.8%	5.8%	8.7%
Key Operating Metrics
•Gross Merchandise Volume ("GMV") - The Company defines GMV as the total dollar amount of all transactions on the Affirm platform during the applicable period, net of refunds. GMV does not represent revenue earned by the Company. However, the Company believes that GMV is a useful operating metric to both the Company and investors in assessing the volume of transactions that take place on the Company's platform, which is an indicator of the success of the Company's merchants and the strength of that platform.
•Active Consumers - The Company defines an active consumer as a consumer who engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active consumers is a useful operating metric to both the Company and investors in assessing consumer adoption and engagement and measuring the size of the Company's network.
•Transactions per Active Consumer - Transactions per active consumer is defined as the average number of transactions that an active consumer has conducted on its platform during the 12 months prior to the measurement date. The Company believes that transactions per active consumer is a useful operating metric to both the Company and investors in assessing consumer engagement and repeat usage, which is an indicator of the value of the Company's network.

Non-GAAP Financial Measures
•Transaction Costs - The Company defines transaction costs as the sum of loss on loan purchase commitment, provision for credit losses, funding costs, and processing and servicing expense. The Company believes that transaction costs is a useful financial measure to both the Company and investors of those costs, which vary with the volume of transactions processed on the Company's platform.
•Transaction Costs as a Percentage of GMV - The Company defines transaction costs as a percentage of GMV as transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors as it approximates the variable cost efficiency of transactions processed on the Company's platform.
•Revenue Less Transaction Costs - The Company defines revenue less transaction costs as GAAP total revenue less transaction costs, as defined above. The Company believes that revenue less transaction costs is a useful financial measure to both the Company and investors of the economic value generated by transactions processed on the Company's platform.
•Revenue Less Transaction Costs as a Percentage of GMV - The Company defines revenue less transaction costs as a percentage of GMV as revenue less transaction costs, as defined above, as a percentage of GMV, as defined above. The Company believes that revenue less transaction costs as a percentage of GMV is a useful financial measure to both the Company and investors of the unit economics of transactions processed on the Company's platform.
•Adjusted Operating (Loss) Income - The Company defines adjusted operating (loss) income as its GAAP operating loss, excluding: (a) depreciation and amortization; (b) stock-based compensation included in GAAP operating loss; (c) the amortization of its commercial agreement asset; and (d) certain other costs as set forth in the reconciliation of adjusted operating (loss) income to GAAP operating loss included in the tables at the end of this press release. Adjusted operating (loss) income is presented because the Company believes that it is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Adjusted Operating Margin - The Company defines adjusted operating margin as its adjusted operating (loss) income, as defined above, as a percentage of its GAAP total revenue. Similar to adjusted operating (loss) income, the Company believes that adjusted operating margin is a useful financial measure to both the Company and investors for evaluating its operating performance and that it facilitates period to period comparisons of the Company's results of operations as the items excluded generally are not a function of the Company's operating performance.
•Total Platform Portfolio - The Company defines total platform portfolio as the unpaid principal balance outstanding of all loans facilitated through its platform as of the balance sheet date, including loans held for investment, loans held for sale, and loans owned by third-parties. The Company believes that total platform portfolio is a useful financial measure to both the Company and investors in assessing the scale of funding requirements for the Company's network.

•Equity Capital Required - The Company defines equity capital required as the sum of the balance of loans held for investment and loans held for sale, less the balance of funding debt and notes issued by securitization trusts as of the balance sheet date. The Company believes that equity capital required is a useful financial measure to both the Company and investors in assessing the amount of the Company's total platform portfolio that the Company funds with its own equity capital.
•Equity Capital Required as a Percentage of Total Platform Portfolio - The Company defines equity capital required as a percentage of total platform portfolio as equity capital required, as defined above, as a percentage of total platform portfolio, as defined above. The Company believes that equity capital required as a percentage of total platform portfolio is a useful financial measure to both the Company and investors in assessing the proportion of outstanding loans on the Company's platform that are funded by the Company's own equity capital.
Supplemental Performance Indicators
•Active Merchants - The Company defines an active merchant as a merchant which engages in at least one transaction on its platform during the 12 months prior to the measurement date. The Company believes that active merchants is a useful performance indicator to both the Company and investors because it measures the reach of the Company's network.
•Total Revenue as a Percentage of GMV - The Company defines total revenue as a percentage of GMV as GAAP total revenue as a percentage of GMV, as defined above. The Company believes that total revenue as a percentage of GMV is a useful performance indicator to both the Company and investors of the revenue generated on a transaction processed on the Company's platform.
•Allowance for Credit Losses as a Percentage of Loans Held for Investment - The Company defines allowance for credit losses as a percentage of loans held for investment as GAAP allowance for credit losses as a percentage of GAAP loans held for investment. The Company believes that allowance for credit losses as a percentage of loans held for investment is a useful performance indicator to both the Company and investors of the future estimated credit losses on the Company's outstanding loans held for investment.
Use of Non-GAAP Financial Measures
To supplement the Company's condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company presents the following non-GAAP financial measures: transaction costs, transaction costs as a percentage of GMV, revenue less transaction costs, revenue less transaction costs as a percentage of GMV, adjusted operating loss, adjusted operating margin, total platform portfolio, equity capital required, and equity capital required as a percentage of total platform portfolio. Definitions of these non-GAAP financial measures are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above, and reconciliations of these non-GAAP financial measures with the most directly comparable GAAP financial measures are included in the tables below.

Summaries of the reasons why the Company believes that the presentation of each of these non-GAAP financial measures provides useful information to the Company and investors are included under "Key Operating Metrics, Non-GAAP Financial Measures and Supplemental Performance Indicators" above. In addition, the Company uses these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of its annual operating budget, and for evaluating the effectiveness of its business strategy. However, these non-GAAP financial measures are presented for supplemental informational purposes only, and these non-GAAP financial measures have limitations as analytical tools. Some of these limitations are as follows:

•Revenue less transaction costs and revenue less transaction costs as a percentage of GMV are not intended to be measures of operating profit or loss as they exclude key operating expenses such as technology and data analytics, sales and marketing, and general and administrative expenses;
•Adjusted operating loss and adjusted operating margin exclude certain recurring, non-cash charges such as depreciation and amortization, although the assets being depreciated and amortized may need to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of the Company's compensation strategy; and
•Other companies, including companies in the same industry, may calculate these non-GAAP financial measures differently from how the Company calculates them or not at all, which reduces its usefulness as a comparative measure.

Accordingly, investors should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of the Company's financial results as reported under GAAP, and these non-GAAP measures should be considered along with other operating and financial performance measures presented in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate the business.

Cautionary Note About Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the Company's strategy and future operations, including the Company's partnerships with Amazon, Peloton and Shopify; the development, innovation, introduction and performance of the Company's products, including the Debit+ Card; acquisition and retention of merchants and consumers; the Company's future growth, investments, network expansion, product mix, brand awareness, financial position, gross market value, revenue, transaction costs, operating income, provision for credit losses, and cash flows; and general economic trends and trends in the Company's industry and markets. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Risks, uncertainties and assumptions include factors relating to: the Company's need to attract additional merchants, partners and consumers and retain and grow its relationships with existing merchants, partners and consumers; the highly competitive nature of its industry; its need to maintain a consistently high level of consumer satisfaction and trust in its brand; the concentration of a large percentage of its revenue with a single merchant partner; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; the terms of its agreement with one of its originating bank partners; its existing funding arrangements that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; its ability to effectively underwrite loans facilitated through its platform and accurately price credit risk; the performance of loans facilitated through its platform; changes in market interest rates; its securitizations, warehouse credit facilities and forward flow agreements; the impact on its business of general economic conditions, the financial performance of its merchants, and fluctuations in the U.S. consumer credit market; its ability to grow effectively through acquisitions or other strategic investments or alliances; and other risks that are described in its Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and in its other filings with the U.S. Securities and Exchange Commission.

These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and the Company assumes no obligation and does not intend to update these forward-looking statements.
About Affirm
Affirm’s mission is to deliver honest financial products that improve lives. By building a new kind of payment network — one based on trust, transparency and putting people first — we empower millions of consumers to spend and save responsibly, and give thousands of businesses the tools to fuel growth. Unlike credit cards and other pay-over-time options, we show consumers exactly what they will pay up front, never increase that amount, and never charge any late or hidden fees.

Contacts
Investor Relations
ir@affirm.com

Media
press@affirm.com

AFRM-F

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2021	June 30, 2021
Assets
Cash and cash equivalents	$1,439,531	$1,466,558
Restricted cash	236,282	226,074
Securities available for sale at fair value	456,266	16,170
Loans held for sale	1,808	13,030
Loans held for investment	2,244,826	2,022,320
Allowance for credit losses	(152,021)	(117,760)
Loans held for investment, net	2,092,805	1,904,560
Accounts receivable, net	100,951	91,575
Property, equipment and software, net	84,925	62,499
Goodwill	540,770	516,515
Intangible assets	71,378	67,930
Commercial agreement assets	207,431	227,377
Other assets	169,952	274,679
Total Assets	$5,402,099	$4,866,967
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$425,854	$57,758
Payable to third-party loan owners	38,462	50,079
Accrued interest payable	3,304	2,751
Accrued expenses and other liabilities	450,662	323,578
Notes issued by securitization trusts	1,621,638	1,176,673
Funding debt	484,821	680,602
Total liabilities	3,024,741	2,291,441
Stockholders’ equity:
Class A common stock, par value $0.00001 per share: 3,030,000,000 shares authorized, 200,336,842 shares issued and outstanding as of September 30, 2021; 3,030,000,000 shares authorized, 181,131,728 shares issued and outstanding as of June 30, 2021	2	2
Class B common stock, par value $0.00001 per share: 140,000,000 shares authorized, 77,380,330 shares issued and outstanding as of September 30, 2021; 140,000,000 shares authorized, 88,226,376 shares issued and outstanding as of June 30, 2021	1	1
Additional paid in capital	3,579,763	3,467,236
Accumulated deficit	(1,205,100)	(898,485)
Accumulated other comprehensive gain	2,692	6,772
Total stockholders’ equity	2,377,358	2,575,526
Total Liabilities and Stockholders’ Equity	$5,402,099	$4,866,967

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2021	2020
Revenue
Merchant network revenue	$92,244	$93,265
Virtual card network revenue	19,395	5,958
Total network revenue	111,639	99,223
Interest income	117,302	54,237
Gain on sales of loans	30,979	16,434
Servicing income	9,465	4,084
Total Revenue, net	$269,385	$173,978
Operating Expenses
Loss on loan purchase commitment	$51,678	$65,868
Provision for credit losses	63,647	28,931
Funding costs	16,753	10,352
Processing and servicing	25,201	13,498
Technology and data analytics	78,013	33,768
Sales and marketing	63,960	22,582
General and administrative	136,204	32,273
Total Operating Expenses	435,456	207,272
Operating Loss	$(166,071)	$(33,294)
Other (expense) income, net	(140,373)	29,445
Loss Before Income Taxes	$(306,444)	$(3,849)
Income Tax Expense	171	97
Net Loss	$(306,615)	$(3,946)
Other Comprehensive Income (Loss)
Foreign currency translation adjustments	$(3,802)	$405
Unrealized gain (loss) on securities available for sale, net	(279)	—
Net Other Comprehensive (Loss) Income	(4,081)	405
Comprehensive Loss	$(310,696)	$(3,541)
Per share data:
Net loss per share attributable to common stockholders for Class A and Class B:
Basic	$(1.13)	$(0.06)
Diluted	$(1.13)	$(0.06)
Weighted average common shares outstanding
Basic	271,677,516	64,778,024
Diluted	271,677,516	68,256,189

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net Loss	$(306,615)	$(3,946)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for credit losses	63,647	28,931
Amortization of premiums and discounts on loans, net	(35,708)	(11,123)
Gain on sales of loans	(30,979)	(16,434)
Changes in fair value of assets and liabilities	139,884	(30,202)
Amortization of commercial agreement assets	18,971	14,261
Amortization of debt issuance costs	5,231	1,083
Stock-based compensation	93,189	6,203
Depreciation and amortization	10,541	3,720
Other	4,002	608
Purchases of loans held for sale	(896,786)	(346,878)
Proceeds from the sale of loans held for sale	888,580	338,926
Change in operating assets and liabilities:
Accounts receivable, net	(12,076)	10,175
Other assets	78,086	(64,412)
Accrued interest payable	553	798
Accounts payable	368,096	6,110
Accrued expenses and other liabilities	(11,848)	63,669
Payable to third-party loan owners	(11,618)	(3,793)
Net Cash Provided by (Used) in Operating Activities	365,150	(2,304)
Cash Flows from Investing Activities
Purchases and origination of loans held for investment	(1,847,458)	(1,177,769)
Proceeds from the sale of loans held for investment	195,039	75,049
Principal repayments and other loan servicing activity	1,486,099	749,128
Acquisition, net of cash and restricted cash acquired	(5,999)	—
Additions to property, equipment and software	(16,347)	(4,169)
Purchases of securities available for sale	(443,560)	—
Proceeds from maturities and repayments of securities available for sale	889	—
Other investing cash inflows	4,827	—
Other investing cash outflows	(3,000)	—
Net Cash Used in Investing Activities	(629,510)	(357,761)
Cash Flows from Financing Activities
Proceeds from funding debt	682,106	773,938
Payment of debt issuance costs	(6,609)	(4,617)
Principal repayments of funding debt	(873,778)	(890,556)
Proceeds from issuance of notes and residual trust certificates by securitization trusts	499,789	518,232
Principal repayments of notes issued by securitization trusts	(55,204)	(14,777)
Proceeds from issuance of redeemable convertible preferred stock, net	—	434,434
Proceeds from exercise of common stock options and warrants	37,470	1,741
Repurchases of common stock	(4)	(584)
Payments of tax withholding for stock-based compensation	(39,817)	—
Net Cash Provided by Financing Activities	243,953	817,811
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,588	—
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(16,819)	457,746
Cash and cash equivalents and restricted cash, beginning of period	1,692,632	328,128
Cash and Cash Equivalents and Restricted Cash, end of period	$1,675,813	$785,874

AFFIRM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONT.
(Unaudited)
(in thousands)

	Three Months Ended September 30,
	2021	2020
Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$10,195	$6,934
Cash paid for income taxes	72	—
Cash paid for operating leases	4,475	3,148
Supplemental Disclosures of Non-Cash Investing and Financing Activities
Stock-based compensation included in capitalized internal-use software	$11,690	$972
Additions to property and equipment included in accrued expenses	56	15
Issuance of warrants in exchange for commercial agreement	—	67,645
Conversion of convertible debt	—	88,559
Issuance of common stock in connection with acquisition	10,000	—

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of transaction costs, revenue less transaction costs, adjusted operating loss, adjusted operating margin, and equity capital required to their most directly comparable financial measures prepared in accordance with GAAP for each of the periods indicated.

	Three Months Ended September 30,
	2021	2020
	(in thousands, except percent data) (unaudited)
Operating Expenses
Loss on loan purchase commitment	$51,678	$65,868
Provision for credit losses	63,647	28,931
Funding costs	16,753	10,352
Processing and servicing	25,201	13,498
Transaction Costs (Non-GAAP)	$157,279	$118,649
Technology and data analytics	78,013	33,768
Sales and marketing	63,960	22,582
General and administrative	136,204	32,273
Total Operating Expenses	$435,456	$207,272

Total Revenue	$269,385	$173,978
Less: Transaction Costs (Non-GAAP)	(157,279)	(118,649)
Revenue Less Transaction Costs (Non-GAAP)	$112,106	$55,329

Operating Loss	$(166,071)	$(33,294)
Add: Depreciation and amortization	10,541	3,720
Add: Stock-based compensation included in operating expenses	93,189	6,203
Add: Amortization of Shopify Inc. commercial agreement asset	17,039	14,261
Add: Other costs[3]	209	1,191
Adjusted Operating Loss (Non-GAAP)	$(45,093)	$(7,919)
Divided by: Total Revenue, net	$269,385	$173,978
Adjusted Operating Margin (Non-GAAP)	(16.7)%	(4.6)%

	September 30, 2021	June 30, 2021	September 30, 2020
	(in thousands) (unaudited)
Loans held for investment	$2,244,826	$2,022,320	$1,414,157
Add: Loans held for sale	1,808	13,030	4,085
Less: Funding debt	(484,821)	(680,602)	(698,892)
Less: Notes issued by securitization trusts	(1,621,638)	(1,176,673)	(498,921)
Equity Capital Required (Non-GAAP)	$140,175	$178,075	$220,429
3 Other costs consists of one-time expenses incurred in the period associated with the Company's initial public offering and its acquisitions.